UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 20, 2005

RENAISSANCE LEARNING, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-22187	39-1559474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2911 Peach Street P.O. Box 8036 Wisconsin Rapids, Wisconsin (Address of principal executive offices)	54495-8036 (Zip code)

                    (715) 424-3636

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

Amendments to Agreement and Plan of Merger and Reorganization

As of April 20, 2005, Renaissance Learning, Inc., a Wisconsin corporation (the “Company” or “Renaissance”), and AlphaSmart, Inc., a Delaware corporation (“AlphaSmart”), agreed to amend the Agreement and Plan of Merger and Reorganization, dated as of January 24, 2005 (the “Merger Agreement”) by and among the Company, AlphaSmart, RLI Acquisition Corp., Inc., a Delaware corporation and a wholly owned subsidiary of the Company and RLI Acquisition Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company, to make several technical corrections to the cash proration factor, the exchange rate determination, the election procedures, the treatment of fractional shares and the continuity of interest test redesignation procedures set forth in the Merger Agreement.

The foregoing description of the technical corrections to the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, as amended, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Additional Information

Renaissance filed a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) on February 25, 2005, and as amended on Form S-4/A on April 13, 2005 (SEC File No. 333-122993), which included a proxy statement/prospectus and other relevant materials in connection with the proposed acquisition of AlphaSmart by Renaissance.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THIS FILING BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING THE PROPOSED ACQUISITION.  Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by AlphaSmart at AlphaSmart’s web site at www.alphasmart.com or by contacting AlphaSmart investor relations at IR@alphasmart.com or via telephone at (408) 355-1029.  Investors and security holders may obtain free copies of the documents filed with the SEC by Renaissance by directing such requests to Renaissance Learning, Inc., Attention: Corporate Secretary, 2911 Peach Street, P.O. Box 8036, Wisconsin Rapids, Wisconsin 54995 or via telephone at (715) 424-3636.

Renaissance, AlphaSmart and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of AlphaSmart in connection with the proposed acquisition.  Information regarding directors and executive officers of AlphaSmart and Renaissance and their respective interests in the proposed acquisition will be available in the proxy statement/prospectus of AlphaSmart and Renaissance described above and other relevant materials to be filed with the SEC.

Accelerated Vesting of Unvested Stock Options

On April 20, 2005, the Compensation Committee of the Company approved, and the Board of Directors of the Company ratified, the acceleration of vesting of certain unvested stock options awarded to employees, officers and other eligible participants under the Company’s 1997 Stock Incentive Plan (the “Stock Incentive Plan”).  On April 25, 2005, by unanimous consent action, the Board of Directors approved the acceleration of vesting of the remaining unvested stock options under the Stock Incentive Plan.  As of April 25, 2005, options to purchase a total of 437,869 shares of Company common stock will become immediately exercisable, including options to purchase 262,485 shares of Company common stock held by John R. Hickey and Steven A. Schmidt, as executive officers, and Judith A. Paul and Terrance D. Paul, as co-chairmen of the Board of Directors.  All of the accelerated unvested stock options were “underwater.”  The stock options subject to accelerated vesting on April 20, 2005 and April 25, 2005 were considered “underwater” if the stated exercise price was greater than or equal to $16.93, the closing price of the Company’s common stock on April 20, 2005, and $15.82, the closing price of the Company’s common stock on April 25, 2005, respectively.

The Company is taking this action to address concerns about an imperfect valuation model that does not directly correlate with current market valuations, to reflect the intention of the Board of Directors to transition from the granting of stock options to the granting of restricted stock grants under the Stock Incentive Plan, and because it will produce a more favorable impact on the Company’s future results of operations in light of the Company’s anticipated adoption of Statement of Financial Accounting Standards Statement No. 123 (revised 2004), Share-Based Payment (“FAS 123R”), effective January 1, 2006.  By accelerating the vesting of these options, the Company believes it will save approximately $1.1 million in future compensation expense that would have been required to be expensed, beginning January 1, 2006, over the remaining option lives using its current valuation models.

Amendments to Incentive Bonus Plan

On April 20, 2005, the Board of Directors of the Company approved revisions to the Company’s Incentive Bonus Plan (the “Bonus Plan”).  Executive officers and other eligible participants of AlphaSmart were incorporated into the Bonus Plan.  The measurement period of the Bonus Plan, formerly a calendar year period, was changed to the period from July 1 to June 30; as a result, the Bonus Plan will not be effective for the period from January 1, 2005 to June 30, 2005.  In addition, due to changes in the market and the integration of AlphaSmart, for the measurement period from July 1, 2005 to June 30, 2006 only, the period used determine the Company’s percentage change in revenue and operating profit (which gives effect to the revenue and operating income of AlphaSmart as if it had been a consolidated subsidiary of the Company) will be based on the corresponding time frame for the previous year (July 1, 2004 to June 30, 2005), rather than the standard two-year base period (July 1, 2003 to June 30, 2005).  Finally, awards issued under the Bonus Plan will be based on the strategic nature of a participant’s position with the Company, rather than based on a straight title classification.  Management of the Company retains the right to make any adjustments to the Bonus Plan at any time.

Among other participants, Mary T. Minch and Steven A. Schmidt, as executive officers, will participate in the Bonus Plan.  Ms. Minch and Mr. Schmidt will be entitled to a bonus equal to 1.75% and 2.5%, respectively, of their salaries if the threshold growth level of the Company is met.  Ms. Minch and Mr. Schmidt are eligible for a bonus up to a maximum of 36.75% and 52.5%, respectively, of their salaries if higher growth levels of the Company are achieved.  The Company’s growth level is calculated by averaging the percentage change in revenue and operating profit over a specific period as compared with the results for the preceding period.

Item 2.02.  Results of Operations and Financial Condition.

On April 20, 2005, the Company issued a press release (the “Earnings Press Release”) announcing its results of operations for the first quarter ended March 31, 2005.  On the same date, the Company held a conference call, which was open to the public, to discuss these results.  A copy of the Earnings Press Release and a transcript of the related conference call are attached hereto as exhibits and incorporated herein by reference.

The information in this Item, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such filing.

Item 8.01.  Other Events.

On April 20, 2005, the Company issued a press release (the “Dividend Press Release”) announcing the Company’s declaration of a quarterly cash dividend to be paid June 1, 2005 to the Company’s shareholders of record as of May 13, 2005.  A copy of the Dividend Press Release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)

Exhibits

Exhibit No.	Description

2.1

Agreement and Plan of Merger and Reorganization among Renaissance Learning, Inc., RLI Acquisition Corp., Inc., RLI Acquisition Sub, LLC and AlphaSmart, Inc. dated as of January 24, 2005, as amended on April 20, 2005 (pursuant to Item 601(b)(2) of Regulation S-K, the annex, exhibits and schedules to the Agreement and Plan of Merger and Reorganization have been omitted; a copy of such annex, exhibits and schedules will be supplementally provided to the Securities and Exchange Commission upon request).

99.1	Earnings Press Release dated April 20, 2005 (including financial statements for the first quarter ended March 31, 2005)

99.2	Transcript of earnings release conference call held on April 20, 2005

99.3	Dividend Press Release dated April 20, 2005 (announcing declaration of quarterly cash dividend)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 26, 2005

RENAISSANCE LEARNING, INC.

By:  /s/ Mary T. Minch

Mary T. Minch

Vice President-Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger and Reorganization among Renaissance Learning, Inc., RLI Acquisition Corp., Inc., RLI Acquisition Sub, LLC and AlphaSmart, Inc. dated as of January 24, 2005, as amended on April 20, 2005 (pursuant to Item 601(b)(2) of Regulation S-K, the annex, exhibits and schedules to the Agreement and Plan of Merger and Reorganization have been omitted; a copy of such annex, exhibits and schedules will be supplementally provided to the Securities and Exchange Commission upon request).

99.1	Earnings Press Release dated April 20, 2005 (including financial statements for the first quarter ended March 31, 2005)

99.2	Transcript of earnings release conference call held on April 20, 2005

99.3	Dividend Press Release dated April 20, 2005 (announcing declaration of quarterly cash dividend)